Exhibit 99.1

Superclick Restates Fourth Quarter and Annual Results for Fiscal 2005 - Maintaining 291% Year-Over-Year Growth

San Diego, June 13, 2005 (PRIMEZONE via COMTEX) -- Superclick, Inc. (OTCBB:SPCK) today announced that it has amended its Form 10-KSB/A to update the results of its operations to reflect restated financial statements and a gain on forgiveness of debt that should have been stated at $169,441. This represents the forgiveness of three notes from Superclick Networks, Inc. that were forgiven during the fiscal year ended 2003. In addition, the restated financial statements also reflect a change from the Company's fixed accounting for stock options to variable accounting method. Finally, the restated financial statements should also reflect a deferral of revenue for the year ended October 31, 2004 derived from support and maintenance upgrade activities.

The result of the Company's restated financial statements for the Company's reported revenue is that it recorded revenue of $2,552,739 for the fiscal year ended 2004, as opposed to the $2,779,771 that had been previously reported. Restated results for the fourth quarter are $1,131,848 as opposed to the $1,370,879 that had been previously reported. On a year-over-year basis, and adjusted pursuant to the restated financial statements, Superclick reported revenue growth of 291%, to $2,552,779 from $652,336 recorded for fiscal year 2003.

On a restated basis: gross profit for 2004 increased to approximately $710,008 (as opposed to the $949,000 previously reported), representing 28% of revenue (as opposed to the 34% previously reported). For the three and twelve months ended October 31, 2004, G&A expense was $425,793 and $1,635,922 respectively (as opposed to the $523,401 and $1,735,065 previously reported). G&A for the year ended was up 254% over the $461,274 recorded in fiscal year 2003.

Restated net loss for the three and twelve months ended October 31, 2004 was $381,505 and $979,395 respectively (as opposed to the $130,529 and $828,017 previously reported). The increase in net loss was the result of the acquisition of Superclick Network Inc, in 2003 and increases in operating expenses related therein.

In addition to the restatement of its financial statements, the Company's Interim CFO and Interim CEO have concluded that certain of its internal controls were deficient as of the year ended October 31, 2004 and certain material weaknesses existed as well. In Item 8A of the 10-KSB/A filed on Friday, June 10, 2005, the management discusses the issues in greater detail as well as the steps the Company is taking to resolve these deficiencies and weaknesses.

About Superclick, Inc.

Superclick, Inc., through its wholly owned subsidiary, Superclick Networks, Inc., develops, manufactures, markets and supports the Superclick Internet Management System (SIMS) in the worldwide hospitality and multi-tenant unit
(MTU) markets. Superclick provides customers with cost-effective Internet access and IP-based services utilizing high-speed DSL, CAT5 wiring, wireless and dial-up modem technologies. More than 100 customers throughout the United States, Canada, the Caribbean and Europe have installed Superclick's best-in-class data management platform including the InterContinental Hotels Group, Candlewood Suites, Crowne Plaza, Holiday Inn, Holiday Inn Express, JW Marriot, and Staybridge Suites. For more information visit www.superclick.com
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Safe Harbor Statement:

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements with the terms "believes," "belief," "expects," "intends," "anticipates," "will" or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

SOURCE:   Superclick, Inc.
          By Staff
CONTACT:  Superclick, Inc.
          John Bevilacqua
          Investor Relations
          (866) 405-3959